ACQUISITION AGREEMENT

This Acquisition Agreement (this "Agreement") is made and entered into as of January 3, 2024, (the “Effective date”) by and between Ankam, Inc., a Nevada corporation with its registration address at 5348 Vegas Drive, Las Vegas, NV 89108, hereinafter referred to as the "Buyer", and Maksym Hordieiev, an individual, holds exclusive ownership of Apex Intelligence LLC, hereinafter referred to as the “Company”, a Wyoming limited liability company with its registration address at 30 N Gould St Ste R Sheridan, WY, 82801, hereinafter referred to as the "Seller".

RECITALS

A.	The Seller, possessing complete and exclusive ownership of the Company, intends to completely sell, transfer, convey, and assign the ownership interest in the Company to the Buyer, inclusive of the Apex, a currency converter service, hereinafter referred to as the “Asset”, along with all codes, licenses, intellectual property rights, related documentation and all activities related to the business of Asset;

B.	The Buyer agrees to accept and acquire complete ownership interest in the Company, encompassing the Asset, along with all codes, licenses, intellectual property rights, related documentation and all activities related to the business of Asset, developed and solely owned by the Seller. The description, functionality and details of the Asset are outlined in Exhibit A, attached herewith.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ACQUISITION OF COMPLETE OWNERSHIP INTEREST OF THE COMPANY

1.Sale and Transfer. Subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer, convey, and assign to Buyer, and Buyer agrees to accept and acquire from Seller, complete ownership interest in the Company, representing the entire membership interests therein.

TRANSFER OF COMPLETE OWNERSHIP OF THE ASSET

2.1 Sale and Transfer. In conjunction with the transfer of ownership interests in the Company, Seller agrees to sell, transfer, convey, and assign to Buyer, and Buyer agrees to accept and acquire from Seller, complete ownership of the Asset, developed and solely owned by the Company.

2.2 Codes and Licenses. Seller further agrees to transfer all codes, licenses, intellectual property rights, related documentation and all activities related to the business of Asset to Buyer, ensuring complete and unrestricted ownership and control by Buyer.

TRANSFER OF OWNERSHIP

3.1 Date of Transfer. The transfer of ownership interests and related assets contemplated by this Agreement shall occur on the Effective Date. Upon closing, Buyer shall own and control the Asset exclusively and without restriction.

3.2 Deliverables. Upon the Effective Date, the Seller is obligated to provide the Buyer with all appropriately executed documentation related to the transfer and assignment process of the Company and the Asset. This includes, without limitation, documents pertaining to the transfer of membership interest and relevant intellectual property assignment records also as the access to codes, licenses, related documentation of the Asset and all activities related to the business of Asset.

CONTINUED AUTONOMY OF THE COMPANY

4.1 Continuation of Independent Entity. As a consequence of the merger, the Buyer will acquire full ownership of the Company, marking a pivotal moment in the consolidation of business entities. Despite the transfer of ownership rights, the Company will sustain its autonomy and the Company will uphold its operational independence. This strategic approach is meticulously crafted to preserve operational integrity and ensure a harmonious integration aligned with the primary objectives of the merger.

PAYMENT DETAILS

5.1 Payment Amount. As part of the consideration for the acquisition, Buyer agrees to pay Seller the total sum of $158,040 (one hundred fifty-eight thousand forty U.S. dollars), (the "Purchase Price"). The agreed-upon Purchase Price aligns with the Asset Estimate, presented as an exhibit to this agreement, and is mutually acknowledged by both parties.

5.2 Payment Schedule. The Buyer shall make an initial payment of $20,000 (twenty thousand) on the Effective Date. The remaining balance of $138,040 (one hundred thirty-eight thousand forty U.S. dollars) will be addressed through a Promissory Note issued by the Buyer on the same Effective Date, with mutually agreed-upon terms and conditions.

5.3 Promissory Note. The Buyer shall issue a Promissory Note on the Effective Date, reflecting the outstanding balance of $138,040 (one hundred thirty-eight thousand forty U.S. dollars) for a duration of one year till January 3, 2025 (the “Closing Date”). In the event that the Buyer fails to settle the outstanding balance by the “Closing Date”, the Buyer is obligated to issue common shares equivalent to the remaining balance to the Seller. The issuance of common shares shall be in accordance with the agreed-upon terms and conditions between the Buyer and the Seller. The Promissory Note is annexed herein as an exhibit.

MANAGERIAL ROLE

6.1 Managerial Continuity. Upon the completion of the merger between the Buyer and the Company, Maksym Hordieiev, the former sole director of the Company, will continue serve as an authorized manager, ensuring seamless oversight of operations, aligning directly with the merger's objectives, facilitating a smooth transition, preserving the integrity of the new combined company, promoting stability, and optimizing the use of combined resources for optimal business performance. Maksym Hordieiev is requested to provide at least 30 days' notice to the Corporation in case he wishes to leave this position, ensuring a proactive and orderly transition. All the terms and conditions of Mr. Hordieiev`s employment were outlined in the compensation agreement.

REPRESENTATIONS AND WARRANTIES

7.1 By Seller. Seller represents and warrants to Buyer that it is the legal and beneficial owner of the ownership interest in the Company and of the Asset, and that it has full power and authority to sell, transfer, convey, and assign the same.

7.2 By Buyer. Buyer represents and warrants to Seller that it has the financial capability and legal capacity to accept and acquire complete ownership interest in the Company, encompassing the Asset, along with all codes, licenses, intellectual property rights, related documentation and all activities related to the business of Asset, developed and solely owned by the Company.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada without regard to its conflicts of law principles.

SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be struck and the remaining provisions shall remain in full force and effect.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications, representations, or agreements, whether oral or written.

NOTICES

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier service.

IN WITNESS WHEREOF, the parties hereto have executed this Acquisition Agreement as of the date first above written.

January 3, 2024

ANKAM, INC.	APEX INTELLIGENCE LLC
s/ Bakur Kalichava_	/s/ Masym Hordieiev
Bakur Kalichava	Maksym Hordieiev
President, Treasurer, Director & Secretary	Authorized manager

EXHIBIT A

DESCRIPTION OF THE APEX

Description:

"Apex" an innovative currency conversion service aimed at simplifying global exchange rates on-the-go. This intuitive bot-driven solution is designed to render currency conversion a hassle-free and swift process. The streamlined interface ensures users can efficiently obtain accurate conversion rates through a straightforward series of steps.

The user-friendly interface features an input field allowing users to enter the desired amount for conversion, along with their chosen source and target currencies. This design ensures a seamless experience, enabling users to effortlessly specify their conversion requirements.

Functionality:

Upon entering the necessary details, users can simply activate the "Convert" button, prompting the system to promptly process the request. "Apex" provides rapid and precise conversions. The converted amount is displayed in the response field on the webpage, providing users with timely access to the required information. The website is crafted to deliver real-time updates, ensuring users are consistently informed about the latest global exchange rates. This feature empowers individuals and businesses to make well-informed financial decisions swiftly and confidently.

Development:

The development of the Apex consisted of two parts: website development and API development. The website development for Apex focuses on creating an intuitive user interface with responsive design, ensuring seamless navigation and accessibility across devices. The API development involves designing and implementing robust backend functionality, enabling smooth communication between different systems and allowing for seamless data exchange. Both aspects align with the Apex's objectives and user needs, contributing to the overall success of the Apex platform.

January 3, 2024

ANKAM, INC.	APEX INTELLIGENCE LLC
s/ Bakur Kalichava_	/s/ Masym Hordieiev
Bakur Kalichava	Maksym Hordieiev
President, Treasurer, Director & Secretary	Authorized manager